                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:    ALAN MINKER
            Interim Chief Operating Officer/Chief Financial Officer
            (248) 712-7007



FRANK'S NURSERY & CRAFTS, INC. REPORTS FIRST QUARTER RESULTS

TROY, MICHIGAN, June 30, 2004 - Frank's Nursery & Crafts, Inc. (OTC: FNCN) today reported results for the first quarter ended May 16, 2004.

Net sales for the first quarter of 2004 were $111.1 million versus $116.7 million in 2003. Comparable store sales for the first quarter of 2004 were down 4.2% compared to the first quarter of 2003. Frank's first quarter sales in the East region were up 0.1% versus the same period last year, while sales in the Midwest region were down 8.7% versus last year. The Midwest regional sales were severely impacted by unusually wet weather as both Chicago and Detroit reported record rain amounts for the month of May.

As a result, the Company had a net loss of $1.9 million for the first quarter of 2004 versus a net income of $1.0 million for the first quarter of 2003.

Frank's customers continue to show strong demand for our high-quality outdoor live goods. Outdoor live goods, including annuals and perennials, sales were up 3.1% versus the 2003 quarter. The new patio furniture, barbecue grills and silk, life-like floral businesses continue to improve.

Franks is also pleased to announce it has completed an amendment to the revolving credit facility with Kimco Capital Corp. This amendment provides Franks with an additional $15 million of borrowing capacity, under certain circumstances.

Subsequent to the end of the first quarter of 2004, Franks completed a sale and leaseback transaction of its Huntington, New York property. The Company will realize a gain of approximately $6 million on this transaction in the second quarter of 2004.

Franks Nursery is the nation's largest lawn and garden specialty retailer and operates 169 stores in 14 states. Franks Nursery is also a leading retailer of indoor garden products and accessories, including silk floral arrangements, as well as Christmas decor merchandise. Franks was recently named "Michigan's Best Nursery/Garden Center" in 2004 by the Detroit News readers.

This press release contains forward-looking statements, which reflect management's current views of future events and financial performance. These forward-looking statements are based on many assumptions and factors detailed in the Company's filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company's merchandise mix and retail locations, unseasonable weather, risks associated with foreign global sourcing, including political instability and changes in import regulations, economic conditions worldwide, and the ability of the Company to execute its business plans effectively. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligations to update forward-looking statements, whether as a result of new information, future events, or otherwise.


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                         FRANK'S NURSERY & CRAFTS, INC.
                      STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           Sixteen Weeks    Sixteen Weeks
                                                               Ended             Ended
                                                              May 16,           May 18,
                                                               2004              2003
                                                           -------------    -------------
NET SALES                                                   $   111,108      $   116,652

OPERATING COSTS AND EXPENSES:

 Cost of goods sold, including buying and occupancy              75,431           81,300
 Selling, general, and administrative                            32,460           31,480
 Restructuring charges                                              459               --
                                                            -----------      -----------
  Total operating costs and expenses                            108,350          112,780
                                                            -----------      -----------

INCOME FROM OPERATIONS                                            2,758            3,872

OTHER (EXPENSE)INCOME:

 Interest expense and amortization of debt costs                 (3,772)          (2,967)
 Sundry (expense) income                                           (864)             106
                                                            -----------      -----------
  Total other expense                                            (4,636)          (2,861)
                                                            -----------      -----------

                                                            -----------      -----------
NET (LOSS) INCOME                                           $    (1,878)     $     1,011
                                                            ===========      ===========

(LOSS) INCOME PER SHARE - BASIC                             $     (0.09)     $      0.05
                                                            ===========      ===========
(LOSS) INCOME PER SHARE - DILUTED                           $     (0.09)     $      0.05
                                                            ===========      ===========

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC                      20,000           20,000
                                                            ===========      ===========
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED                    20,000           20,000
                                                            ===========      ===========


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                         FRANK'S NURSERY & CRAFTS, INC.
                                 BALANCE SHEETS
                      (in thousands, except for par value)

                                                     May 16,         May 18,       January 25,
                                                      2004            2003            2004
                                                    ---------       ---------       ---------
ASSETS                                             (Unaudited)     (Unaudited)
Current assets:
 Cash and cash equivalents                          $  13,909       $  14,107       $   1,026
 Accounts receivable, net                                 493             948           2,258
 Merchandise inventory                                 71,343          76,593          42,283
 Prepaid expenses and  other current assets             3,674           4,275           3,758
                                                    ---------       ---------       ---------
Total current assets                                   89,419          95,923          49,325
Property, plant and equipment, net                     56,081          55,575          54,934
Other assets and deferred charges                       4,805           4,286           4,262
                                                    ---------       ---------       ---------
Total assets                                        $ 150,305       $ 155,784       $ 108,521
                                                    =========       =========       =========
LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
Current liabilities:
 Accounts payable                                   $  48,964       $  59,432       $  19,978
 Accrued expenses                                      23,895          25,337          19,157
 Accrued expense payables  pre-petition                   204           1,701             217
 Revolving credit facility                             30,379          12,214           7,738
 Revolving credit facility - related party             14,500              --          28,000
 Current portion of long term debt                      1,461           1,474           1,255
                                                    ---------       ---------       ---------
Total current liabilities                             119,403         100,158          76,345
Long-term debt:
 Senior debt, less current portion                     23,413          24,409          23,460
 Term Loan - related party, net of                     18,397          16,811          17,909
  unamortized discount                              ---------       ---------       ---------
Total long-term debt                                   41,810          41,220          41,369
Other liabilities                                       4,923           3,603           4,773
Shareholders' (deficit) equity:
 Common stock $.001 par value,                             20              20              20
  50,000,000 shares authorized, 17,798,428 shares
  issued and outstanding and 2,201,572 shares
  to be issued
  Additional paid-in-capital                           27,509          27,457          27,496
  Accumulated deficit                                 (43,360)        (16,674)        (41,482)
                                                    ---------       ---------       ---------
Total shareholders' (deficit) equity                  (15,831)         10,803         (13,966)
                                                    ---------       ---------       ---------
Total liabilities and shareholders'                 $ 150,305       $ 155,784       $ 108,521
 (deficit) equity                                   =========       =========       =========



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